Schedule A

(as of November 8, 2017)

Oppenheimer Integrity Funds

Oppenheimer Total Return Bond Fund[1]

Classes of Shares

Class A

Class T

Class B

Class C

Class R

Class Y

Class I

Oppenheimer Global Unconstrained Bond Fund[2]

Classes of Shares

Class A

Class T

Class C

Class R

Class Y

Class I

Oppenheimer Preferred Securities and Income Fund[3]

Classes of Shares

Class A

Class T

Class C

Class R

Class Y

Class I

1 Amended June 1, 2017 to reflect the name change of Oppenheimer Core Bond Fund to
Oppenheimer Total Return Bond Fund, the name change of Class N to Class R, and the addition of Class T.

[2] Amended August 23, 2017 to reflect the addition of Oppenheimer Global Unconstrained Bond Fund.

[3] Amended November 8, 2017 to reflect the addition of Oppenheimer Preferred Securities and Income Fund.